                          FIRST AMENDMENT TO AGREEMENT


         This First Amendment to Agreement (this "First Amendment") is made this 29th day of April, 1998, among and between Zions Bancorporation, a Utah corporation ("Bancorporation"), Zions First National Bank, a national banking association ("Bank" or "Investor"), and MACC Private Equities Inc., a Delaware corporation ("Parent"). Capitalized terms used but not defined herein shall have their respective meanings set forth in that certain Agreement (the "Agreement"), dated May 13, 1996, between Bancorporation and Parent.

         WHEREAS, pursuant to the Agreement, Parent contributed certain assets to MorAmerica Capital Corporation, a wholly-owned subsidiary of the Parent which is incorporated under the laws of the State of Iowa and is licensed to operate as a small business investment company (the "SBIC"), and Bancorporation purchased 20,000 shares of Common Stock from Parent;

         WHEREAS, Section 10 of the Agreement provides that, without the prior approval of Parent's Board of Directors, Investor shall not make any purchase of Common Stock if after giving effect to such purchase Investor would own in excess of 25% of the outstanding shares of the Common Stock;

         WHEREAS, on June 14, 1996, all of the shares of Common Stock beneficially owned by Investor were transferred to the Bank pursuant to Section 14 of the Agreement and Bank was substituted for Bancorporation as Investor under the Agreement;

         WHEREAS, as of January 15, 1998, Investor beneficially owned approximately 222,888 shares of the Common Stock, representing approximately 21.43% of the issued and outstanding shares; and

         WHEREAS, Investor, Bancorporation and Parent wish to amend the Agreement by making Bancorporation a party thereto and by amending Section 10 of the Agreement, on the terms set forth in this First Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment of Section 10. From and after the date of this First Amendment, the first sentence of Section 10 of the Agreement shall be removed in its entirety and replaced with the following:

                  Investor agrees that, without the prior approval of Parent's Board of Directors, it will not, directly or indirectly, purchase or otherwise acquire any Common Stock if: (i) after giving effect to such purchase or other acquisition, Investor would own in excess of 35% of Parent's outstanding Common Stock; or (ii) Parent shall provide written notice to Investor that such purchase or other acquisition by Investor would cause the Common Stock not to satisfy any applicable condition for continued inclusion on any stock market


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         or inter-dealer quotation system on which shares of the Common Stock are then listed for trading or are traded, including, without limitation, The Nasdaq Stock Market National Market System. Parent and Investor hereby acknowledge and agree that, for purposes of monitoring compliance with clause (ii) of the preceding sentence, Parent shall rely on copies of Amendments to Schedule 13D, Forms 4, and Forms 5 provided by Investor to Parent pursuant to applicable federal securities laws.

         2. Substitution of Bank. The parties hereby acknowledge and agree that from and after June 14, 1996, the Bank has been and shall continue to be substituted for Investor in the Agreement; provided, however, that with respect to the first sentence of Section 10 as amended herein, "Investor" shall mean Bancorporation and Bank in the aggregate, and Bancorporation shall be a party to the Agreement.

         3. Effect on Agreement. Except as otherwise amended in this First Amendment, all terms and conditions of the Agreement shall continue in full force and effect.

         4. Execution in Counterparts. This First Amendment may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures had been on the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

                                             ZIONS BANCORPORATION



                                             By /s/ Dale M. Gibbons
                                                -------------------
                                             Title CFO
                                                   ---

                                             ZIONS FIRST NATIONAL BANK



                                             By /s/ W. David Hemingway
                                                ----------------------
                                             Title Executive Vice President
                                                   ------------------------

                                             MACC PRIVATE EQUITIES INC.



                                             By /s/ David R. Schroder
                                                ---------------------
                                             Title President
                                                   ---------

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